Exhibit 99.1

Arena Pharmaceuticals Provides Corporate Update and Reports First Quarter 2017 Financial Results

- Clinical Data from Multiple Phase 2 Development Programs Expected in 2017 –

- Ralinepag Phase 2 Study Results Expected in July -

SAN DIEGO – May 9, 2017 -- Arena Pharmaceuticals, Inc. (Nasdaq: ARNA), a biopharmaceutical company focused on developing novel, small molecule drugs across multiple therapeutic areas, today provided a corporate update and reported financial results for the first quarter ended March 31, 2017.

“With important clinical data expected over the rest of the year, 2017 promises to be an exciting time for Arena as we focus on driving long-term shareholder value through the continued advancement of our innovative pipeline,” said Amit Munshi, President and CEO of Arena. “Our focus for the coming months is to continue to execute across all aspects of our business, including generating top-line readouts for our three proprietary Phase 2 compounds, beginning with ralinepag in July.”

Pipeline Update

Ralinepag – oral, selective, next generation IP receptor agonist targeting the prostacyclin pathway for the potential treatment of pulmonary arterial hypertension (PAH)

•	Phase 2 trial in PAH
o	Data readout expected in July 2017
•	Phase 1 pharmacokinetic and pharmacodynamic trial comparing current twice-daily formulation with a new once-daily formulation in healthy volunteers
o	Data readout expected in current quarter

Etrasimod – orally available next generation sphingosine-1-phosphate (S1P) receptor modulator for the potential treatment of a number of autoimmune diseases

•	Phase 2 trial in ulcerative colitis (UC)
o	Data readout expected by year-end 2017
•	Phase 2 trial in dermatological extraintestinal manifestations (EIM) in patients with inflammatory bowel disease (IBD)
o	Trial currently enrolling patients
•	Phase 2 trial in pyoderma gangrenosum (PG)
o	Trial currently enrolling patients
•	Phase 2 trial in primary biliary cholangitis (PBC)
o	Intend to initiate clinical study in 2017

APD371 – orally available full agonist of the cannabinoid-2 receptor for the potential treatment of visceral pain, specifically pain associated with Crohn’s disease

•	Phase 2 trial currently enrolling patients

Corporate Update

•	In March 2017, Arena appointed Dr. Preston Klassen, M.D., M.H.S. as Executive Vice President, Research and Development and Chief Medical Officer

•	Closed a public offering that raised aggregate net proceeds of $74.6 million through the issuance of 69,000,000 shares of common stock

Financial Update

First Quarter 2017 Financial Results

•

Revenues totaled $6.6 million, including $2.7 million in net product sales of BELVIQ, $1.5 million in manufacturing support payments from Eisai, and approximately $1.1 million of revenue associated with upfront payments from Boehringer Ingelheim and Axovant collaborations

•	Research and development expenses totaled $15.5 million
•	General and administrative expenses totaled $8.2 million
•	Net loss was $22.5 million, or $0.09 per share

At March 31, 2017, cash and cash equivalents totaled $79.5 million, and approximately 248 million shares of Arena common stock were outstanding. This does not include the $75.5 million in net proceeds received through April 21, 2017, for issuing and selling approximately 70 million shares of common stock under the equity financing and the Company’s at-the-market sales agreement.

Conference Call & Webcast Information

The Company will host a conference call and live webcast with the investment community today, Tuesday, May 9, 2017, at 4:30 p.m. ET to discuss the financial results and provide a corporate update.

When: May 9, 2017, 4:30 p.m. ET

Dial-in: (877) 643-7155 (United States) or (914) 495-8552 (International)

Conference ID: 8556129

Please join the conference call at least 10 minutes early to register.

You can access the live webcast under the investor relations section of Arena’s website at:  www.arenapharm.com. A replay of the conference call will be archived under the investor relations section of Arena’s website for 30 days shortly after the call.

About Arena Pharmaceuticals

Arena Pharmaceuticals is a biopharmaceutical company focused on developing novel, small molecule drugs with optimized receptor pharmacology designed to deliver broad clinical utility across multiple therapeutic areas. Our proprietary pipeline includes potentially first- or best-in-class programs for which we own global commercial rights. Our three most advanced investigational clinical programs are ralinepag (APD811) in Phase 2 evaluation for pulmonary arterial hypertension (PAH), etrasimod (APD334) in Phase 2 evaluation for multiple autoimmune indications, and APD371 in Phase 2 evaluation for the treatment of pain associated with Crohn's disease. In addition, Arena has collaborations with the following pharmaceutical companies: Eisai Co., Ltd. and Eisai Inc. (commercial stage), Axovant Sciences (Phase 2 candidate), and Boehringer Ingelheim International GmbH (preclinical candidate).

Forward-Looking Statements

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements about the importance of clinical data, the promise of 2017, long-term value creation, advancement of our pipeline, expected results, top-line or data readouts, and timing relating to ongoing or intended clinical trials; and Arena’s focus, goals, strategy and clinical programs. For such statements, Arena claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Arena's expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the following:  the timing and outcome of research, development and regulatory review is uncertain; we expect to need additional funds to advance all of our programs, and you and others may not agree with the manner we allocate our resources; our drug candidates may not advance in development or be approved for marketing; risks related to developing and commercializing drugs; cash and revenues generated from BELVIQ and our revised agreements with Eisai; the risk that Arena's revenues are based in part on estimates, judgment and accounting policies, and incorrect estimates or disagreement regarding estimates or accounting policies may result in changes to Arena's guidance or previously reported results; government and third-party payor actions, including relating to reimbursement and pricing; risks related to relying on collaborative arrangements; the entry into or modification or termination of collaborative arrangements; unexpected or unfavorable new data; nonclinical and clinical data is voluminous and detailed, and regulatory agencies may interpret or weigh the importance of data differently and reach different conclusions than Arena or others, request additional information, have additional recommendations or change their guidance or requirements before or after approval; Arena's and third parties' intellectual property rights; results of clinical trials and other studies are subject to different interpretations and may not be predictive of future results; clinical trials and other studies may not proceed at the time or in the manner expected or at all; and satisfactory resolution of litigation or other disagreements with others. Additional factors that could cause actual results to differ materially from those stated or implied by Arena's forward-looking statements are disclosed in Arena's filings with the Securities and Exchange Commission. These forward-looking statements represent Arena's judgment as of the time of this release. Arena disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Corporate Contact:

Kevin R. Lind

Chief Financial Officer

858.210.3636

klind@arenapharm.com

(Tables Follow)

Arena Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(unaudited)

	Three months ended
	March 31,
	2017	2016

Revenues
Net product sales	$ 2,711	$ 3,518
Other Eisai collaboration revenue	1,535	3,226
Other collaboration revenue	1,660	2,080
Toll manufacturing	718	1,023
Total revenues	6,624	9,847

Operating Costs & Expenses
Cost of product sales	2,532	2,428
Cost of toll manufacturing	919	1,188
Research & development	15,511	18,502
General & administrative	8,164	6,924
Total operating costs & expenses	27,126	29,042

Interest & Other Income (Expense)
Interest income	34	88
Interest expense	(1,570)	(1,679)
Other	(459)	(762)
Total interest & other income (expense), net	(1,995)	(2,353)
Net income (loss)	(22,497)	(21,548)
Less net loss attributable to noncontrolling interest in consolidated variable interest entity	444	0
Net income (loss) attributable to stockholders of Arena	$ (22,053)	$ (21,548)

Net income(loss) attributable to stockholders of Arena per share:
Basic	$ (0.09)	$ (0.09)
Diluted	$ (0.09)	$ (0.09)

Shares used in calculating net loss attributable to stockholders of Arena per share:
Basic	244,822	242,876
Diluted	244,822	242,876

Arena Pharmaceuticals, Inc.

Condensed Consolidated Balance Sheet Data

(In thousands)

(unaudited)

	March 31, 2017	December 31, 2016

Assets
Cash & cash equivalents	$ 79,529	$ 90,712
Accounts receivable	1,684	20,162
Inventory	7,055	6,708
Prepaid expenses & other current assets	4,069	2,307
Land, property & equipment, net	42,512	43,828
Intangibles & other non-current assets	4,911	5,293
Total assets	$ 139,760	$ 169,010

Liabilities & Equity
Accounts payable & accrued liabilities	$ 13,008	$ 25,073
Total deferred revenues	34,837	37,455
Total lease financing obligations & other long-term liabilities	65,259	66,087
Total equity	26,656	40,395
Total liabilities & equity	$ 139,760	$ 169,010

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